UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

WESTMOUNTAIN GOLD, INC.
_______________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498
_______________________________________________________________________________________
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 E Lake St. Ste. 401 Sandpoint, ID
(Address of Principal Executive Offices)

(208) 265-1717

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:



Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)



Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)



Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2015, the Company received from BOCO Investments, LLC (“BOCO”) the fully executed  Loan and Note Modification Agreement dated as of May 15, 2015 (the “Loan Modification Agreement”) between the Company, its directors, BOCO , and two other creditors of the Company. The Loan Modification Agreement modifies all outstanding Loan Agreements, Security Agreements and related Promissory Notes between the Company and BOCO  (collectively, the “ Loan Documents”) that were previously in default and extends the repayment and maturity dates of the debt as follows:

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$100,000 plus interest is due and payable on October 1, 2015;

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Approximately $700,000 plus interest shall be due and payable to BOCO on November 15, 2015;

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Approximately $1,500,000 plus interest shall be due and payable to BOCO on November 15, 2016;

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The remaining principal amount of approximately $1,852,115 plus interest shall be due and payable to BOCO on November 15, 2017.

As part of the Loan Modification Agreement, BOCO agreed to convert $2,221,159 in unpaid interest, plus principal of $300,000 into shares of the Company’s common stock at a price per share of $0.12. Such conversion was effected on May 26, 2015 and the Company issued 21,009,658 shares of its common stock as a result of such conversion.

As consideration for the loan modification, the Company agreed to the issuance of warrants to purchase two million shares of the Company’s common stock for $0.01 per share, and to the extension and re-pricing of additional warrants to purchase 4,886,615 shares at $0.05 per share. BOCO agreed to exercise 6,886,615 warrants as a provision of the Loan Modification Agreement; the warrants were exercised on May 27, 2015 and proceeds of $264,331 paid to the Company.

As part of the Loan Modification Agreement, the Company and a related party vendor, Minex Exploration, agreed to convert payables of $ 671,870 into shares of the Company’s common stock at a price per share of $0.12. A related party creditor, Silver Verde May Mining Company, also agreed to convert its debt of $37,950 into shares of the Company’s common stock at the same price per share. Such conversions were effected on May 26, 2015 and the Company issued 5,598,917 shares of its common stock to Minex and 316,250 to Silver Verde.

The Loan Modification Agreement also noted that the due date for a loan in the principal amount of $1,000,000 to Giuseppe Dessi that was previously in default had been extended to December 14, 2016.

The Loan Modification Agreement also provides for: (i) the waiver by Greg Schifrin, CEO of the Company, of all rights and benefits under his employment agreement with the Company; (ii) a seat on the board of the Company for an appointee of BOCO as well as board observation rights; (iii) lock-up agreements on the stock held by board members and BOCO; (iv) loan covenants and oversight rights; and (v) a new credit facility by BOCO of $150,000 to provide for 2015 mining camp expenses.

This summary of the Loan Modification Agreement is qualified in its entirety by reference to the Loan Modification Agreement itself, which is attached as an exhibit to this Current Report on Form 8-K.

The Company had previously entered into loan modification agreements with BOCO in April and June of 2014 but did not meet the conditions set forth in those agreements and the loans with BOCO have therefore been in default since October 2013.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.

Description

99.1

Loan and Note Modification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

By: /s/ Gregory Schifrin
Date: May 29, 2015	Name: Gregory Schifrin
Title: Chief Executive Officer